Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of our report dated April 1, 2013 relating to the consolidated financial statements, which appears in Skystar Bio-Pharmaceutical Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference of our Firm under the caption “Experts” in the Prospectus.

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China

December 4, 2013